Exhibit 99.2
REVOCABLE PROXY
CODDLE CREEK FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS
_____ __ , 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints                      and                     , and each of them (with full power to act alone), as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of Coddle Creek Financial Corp. (“Coddle Creek”) held of record by the undersigned on                      ___, 2008, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at Coddle Creek’s corporate headquarters located at 347 North Main Street, Mooresville, North Carolina, on                      ___, 2008, at                      ..m., Eastern Daylight Saving Time, and at any and all adjournments of such Special Meeting, as follows:
     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED.
     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Corporate Secretary of Coddle Creek prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from Coddle Creek prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and the Proxy Statement/ Prospectus dated                     , 2008.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE UNLESS YOU CHOOSE TO VOTE VIA
THE INTERNET OR BY TELEPHONE AS DESCRIBED BELOW.
(Continued, and to be marked, dated and signed, on the other side)
ê                FOLD AND DETACH HERE               ê

CODDLE CREEK FINANCIAL CORP. — SPECIAL MEETING,                      ___, 2008
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.  Call toll free                      on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.  Via the Internet at https://www.proxyvotenow.com/xxx and follow the instructions.
or
3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY CODDLE CREEK FINANCIAL CORP.
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	SPECIAL MEETING OF STOCKHOLDERS ___, 2008

		For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger dated as of July 31, 2008, among First Community Bancshares, Inc. and Coddle Creek.	☐	☐	☐

Please be sure to date and sign this proxy in the box below.	Date

Sign above

	For	Against	Abstain
2.
A proposal to grant discretionary authority to the persons named above as proxies to vote to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.
	☐	☐	☐

The Board of Directors recommends a vote “FOR” the proposal to approve the Agreement and Plan of Merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies.

Mark here if you plan to attend the meeting			☐

Mark here for address change and note change			☐

Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

é         FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL                    é
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. We encourage you to take advantage of telephone or Internet voting, both are available 24 hours a day, 7 days a week. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Daylight Saving Time,                     , 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., Eastern Daylight Saving Time,
                    , 2008

Vote by Internet
anytime prior to
3 a.m., Eastern Daylight Saving Time,
                    , 2008 go to
https://www.proxyvotenow.com/xxx

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

REVOCABLE PROXY CODDLE CREEK FINANCIAL CORP.
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS
                     __,2008
     The undersigned hereby appoints                      and                     , and each of them (with full power to act alone), as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of Coddle Creek Financial Corp. (“Coddle Creek”) held of record by the undersigned on                      ___, 2008, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at Coddle Creek’s corporate headquarters located at 347 North Main Street, Mooresville, North Carolina, on                      ___, 2008, at                      .m., Eastern Daylight Saving Time, and at any and all adjournments of such Special Meeting, as follows:

Please be sure to date and sign this proxy in the box below.	Date

Sign above

		For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger dated as of July 31, 2008, among First Community Bancshares, Inc. and Coddle Creek.	☐	☐	☐

		For	Against	Abstain
2.
A proposal to discretionary authority to the persons named above as proxies to vote to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.
		☐	☐	☐
   The Board of Directors recommends a vote “FOR” the proposal to approve the Agreement and Plan of Merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies.
     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Corporate Secretary of Coddle Creek prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from Coddle Creek prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated                     , 2008.

é      Detach above card, sign, date and mail in postage paid envelope provided.     é
CODDLE CREEK FINANCIAL CORP.
PLEASE ACT PROMPTLY
     PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
     Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.